                                                                    EXHIBIT 99.1

[LOGO]

FOR IMMEDIATE RELEASE                  CONTACT:          James A. Luksch
                                                         Chairman and
                                                         Chief Executive Officer
                                                         (732) 679-4000

         BLONDER TONGUE APPOINTS ANTHONY J. BRUNO TO BOARD OF DIRECTORS

Old Bridge,  New Jersey,  February 5, 2008 - Blonder Tongue  Laboratories,  Inc.
(AMEX:BDR),  today announced the appointment of Anthony J. Bruno to its Board of
Directors and Audit  Committee  effective as of February 1, 2008.  Mr. Bruno has over 30  years of  leadership  and  financial  experience,  particularly  in the manufacturing  environment.  Mr. Bruno's  appointment  fills the Class I vacancy created by the  resignation of John E. Dwight,  also effective as of February 1,
2008.

Mr.  Bruno  will join the Board as an  independent  director,  as defined by the
American Stock Exchange Company Guide. With his appointment, and the resignation of Mr. Dwight, the Company believes it has regained  compliance with the listing standards of the American Stock Exchange,  which requires that a majority of the
Company's directors be independent, and expects to receive a confirmatory letter from the American Stock Exchange shortly.  Although Mr. Dwight has resigned as a director, he will continue to be employed by the Company as the Assistant to the
Chief Executive Officer.

"Blonder  Tongue has  remedied  the  Board's  composition  and  believes  it has regained AMEX compliance well before the March 11, 2008 deadline,"  stated James
A. Luksch,  Blonder  Tongue CEO. "We thank Jack Dwight for his many years on the
Board, and look forward to our continued working  relationship.  We welcome Tony
Bruno to our Board as a strong financial  expert and business  executive to help us achieve our future goals."

Mr. Bruno's extensive  experience,  first as a certified public accountant,  and later as a financial  executive  and  consultant,  has involved the provision of auditing  services for various  companies,  financial  reporting  and  corporate acquisitions and financial due diligence.  For the past year, Mr. Bruno, age 67, has been a consultant to Besam Entrance Solutions,  the United States subsidiary of ASSA ABLOY Entrance Systems,  a Swedish Company,  handling various aspects of corporate  acquisitions.  Prior to his role as a  consultant,  Mr. Bruno was the
Vice-President  of Finance for Besam Entrance  Solutions for 18 years,  managing all aspects of its financial  activities in North America. Mr. Bruno also served as Blonder  Tongue's Vice  President of Finance from 1981 to 1989.  Prior to his tenure at Blonder  Tongue,  he also spent  several  years with Coopers & Lybrand
(now  PricewaterhouseCoopers)  supervising  audits of principally  manufacturing companies.

Mr. Bruno, as well as the other directors of Blonder Tongue and its officers and senior  management,  are expected to be in attendance at the 2008 Annual Meeting of Shareholders to be held at the Comfort Suites East Brunswick,  555 Old Bridge
Turnpike,  East Brunswick,  NJ, telephone number (732) 967-1505 at 10:00 a.m. on
Wednesday, May 21, 2008. (Please note: Only owners of record of the common stock of the  Company at the close of  business  on March 31, 2008 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.)

Founded  in  1950,  Blonder  Tongue  Laboratories,   Inc.  has  evolved  from  a
manufacturer  of  electronic  equipment  for the  private  cable  industry  to a principal  provider of integrated  network  solutions and technical  services to broadband service providers. The Company designs,  manufactures,  and supplies a comprehensive line of equipment to deliver video (analog & digital),  high speed data and voice  services  over  integrated  coaxial  and fiber  optic  broadband networks today and over packet based,  Internet protocol networks of the future.
For more information regarding Blonder Tongue or its products,  please visit the
Company's Web site at  www.blondertongue.com  or contact the Company directly at
(732) 679-4000.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: The information set forth above includes "forward-looking"  statements and accordingly,  the cautionary  statements  contained in Blonder  Tongue's  Annual
Report and Form 10-K for the year ended December 31, 2006 (See Item 1: Business,
Item 1A:  Risk  Factors  and Item 7:  Management's  Discussion  and  Analysis of
Financial  Condition  and Results of  Operations),  and other  filings  with the
Securities and Exchange  Commission are  incorporated  herein by reference.  The words  "believe",  "expect",  "anticipate",  "should",  "project",  and  similar expressions identify  forward-looking  statements.  Readers are cautioned not to
place  undue  reliance  on  these  forward-looking  statements,   which  reflect
management's  analysis only as of the date hereof.  Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or  circumstances  that arise after the date  hereof.  Blonder  Tongue's  actual results may differ from the anticipated results or other expectations  expressed in Blonder Tongue's "forward-looking" statements.

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